Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors of Forest City Enterprises, Inc., an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-3, and any amendments or supplements thereto under the Securities Act of 1933, as amended, with respect to this offering of securities, hereby constitutes and appoints Charles A. Ratner, Thomas G. Smith and Geralyn M. Presti, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Albert B. Ratner	Co-Chairman of the Board and Director	6/21/07
Albert B. Ratner

/s/ Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	6/21/07
Samuel H. Miller

/s/ James A. Ratner	Executive Vice President and Director	6/21/07
James A. Ratner

/s/ Ronald A. Ratner	Executive Vice President and Director	6/21/07
Ronald A. Ratner

/s/ Brian J. Ratner	Executive Vice President and Director	6/21/07
Brian J. Ratner

/s/ Bruce C. Ratner	Executive Vice President and Director	6/20/07
Bruce C. Ratner

/s/ Deborah Ratner Salzberg	Director	6/14/07
Deborah Ratner Salzberg

/s/ Michael P. Esposito, Jr.	Director	6/21/07
Michael P. Esposito, Jr.

/s/ Scott S. Cowen	Director	6/21/07
Scott S. Cowen

Name	Title	Date

/s/ Jerry V. Jarrett	Director	6/21/07
Jerry V. Jarrett

/s/ Joan K. Shafran	Director	6/21/07
Joan K. Shafran

/s/ Louis Stokes	Director	6/21/07
Louis Stokes

/s/ Stan Ross	Director	6/21/07
Stan Ross